Exhibit 99.1

Investor Relations

Amy Dahl

Managing Director, Corporate Communications and Investor Relations

(952) 887-8917, amy.dahl@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record First Quarter Results

•                  First quarter sales increase 6.3 percent to $474.2 million

•                  Net earnings per share for the first quarter up 23 percent to $0.54

•                  Company well-positioned for spring selling season with innovative product line-up

•                  Full-year earnings guidance raised

BLOOMINGTON, Minn. (February 19, 2015) — The Toro Company (NYSE: TTC) today reported net earnings of $31 million, or $0.54 per share, on a net sales increase of 6.3 percent to $474.2 million for its 2015 first quarter ended January 30, 2015. In the comparable fiscal 2014 period, the company delivered net earnings of $25.9 million, or $0.44 per share, on net sales of $446 million.

“We are pleased to deliver record results for the quarter, which was not only the first of our fiscal year but also the first to include the BOSS® professional snow and ice management products as part of our expanded professional portfolio,” said Michael J. Hoffman, Toro’s chairman and chief executive officer. “We are encouraged by the execution in that business and the sales it contributed to the quarter. Our integration efforts are progressing well and we continue to be optimistic about the prospects for future growth. Looking across our other professional businesses, shipments of worldwide golf and grounds equipment, landscape contractor turf equipment and rental products all increased in the quarter due to strong channel and retail demand for our innovative and productivity-enhancing offerings, helping to drive the double-digit revenue growth for that segment.”

“On the residential side of our business, we faced difficult first quarter comparisons due to last year’s early and abundant snowfalls that helped drive strong segment performance,” continued Hoffman. “This year, the robust pre-season demand that began in the second half of our 2014 fiscal year continued early in the quarter, but in-season demand was curtailed by a lack of snow events. The recent snowstorms that hit the Northeast and parts of Midwest at the end of our quarter, and are continuing to date, have helped to spur demand, drive retail sales, right-size field inventories and position us well for the pre-season next fall. All in, this is proving to be another successful snow season for us and one that helped our residential first quarter results, which otherwise were challenged by lower shipments of residential zero turn riding mowers due to supply inefficiencies and the ramp up of production of our highly anticipated new platform, as well as unfavorable currency exchange rates.”

“As we look ahead to our three key remaining tradeshows and beyond to our primary selling season, we believe we are well-positioned with a suite of new and innovative products that will help to drive retail sales and increase our market share across our businesses. For example, at the Golf Industry Show next week, our Reelmaster® hybrid fairway mower and INFINITY™ golf sprinklers are just two of the many new and enhanced products that will attract the attention of worldwide golf customers as they visit our booth and make equipment and irrigation selections for use in the development and renovation of golf courses. At the Rental Show, which also is next week, we expect that the momentum from double-digit industry growth in

2014, combined with the excitement we expect to generate with the introduction of new products including our all-new Dingo® compact utility loader, will help to drive rental customer orders.  Finally, in March, BOSS will exhibit at the NTEA Work Truck Show and unveil several new products and features that will further evidence its innovation leadership in the professional snow and ice management market.”

“With our peak selling season still in front of us, we are optimistic and hopeful that Mother Nature will deliver more normal spring conditions after two consecutive years in which it basically showed up in time to transition to the summer growing season. That said, we are mindful of the challenges our businesses and customers could face if, among other things, we encounter unfavorable swings in economic conditions, additional currency pressure or continued supply inefficiencies or disruptions resulting from U.S. West Coast port labor issues. We remain flexible and prepared to make adjustments across the enterprise as necessary and will continue to maintain our focus on the things we can control—investing in product innovation, delivering excellent customer service and executing in our markets.”

The company continues to expect revenue growth for fiscal 2015 to be about 8 to 10 percent, and now expects net earnings per share to be about $3.35 to $3.45. For the second quarter, the company expects net earnings per share to be about $1.58 to $1.63.

SEGMENT RESULTS

Professional

•                  Professional segment net sales for the first quarter totaled $339.7 million, up 15 percent from $295.5 million in the same period last year. The addition of the BOSS snow and ice management products to our professional portfolio helped to drive sales growth for the quarter. Worldwide golf and grounds sales increased on strong channel and retail demand for turf equipment. Sales of landscape maintenance equipment also grew with continued demand for our professional zero turn riding and walk-behind mowing platforms. Somewhat offsetting these increases were unfavorable currency exchange rates and lower international micro-irrigation sales primarily due to unfavorable economic conditions. Professional segment earnings for the first quarter totaled $55.7 million, up 17.3 percent from $47.5 million in the same period last year.

Residential

•                  Residential segment net sales for the first quarter were $134.7 million, down 8.7 percent from $147.6 million in the same period last year. This decrease primarily was due to lower shipments of residential zero turn riding mowers resulting from supply inefficiencies and the ramp up of production of our highly anticipated new platform that offers either dual lever or steering wheel controls, as well as lower international sales of residential products due to unfavorable currency exchange rates and weather conditions in Australia. Somewhat offsetting these decreases were higher pre-season domestic sales of walk power mowers due to expanded channel placement and increased demand for our innovative product line-up, including the new all-wheel drive model. Sales of our residential snow thrower products also were up modestly. Residential segment earnings for the first quarter were $13.7 million, down $4.4 million from $18.1 million the same period last year.

OPERATING RESULTS

Gross margin as a percent of sales for the first quarter was 35.6 percent, a decrease of 110 basis points from the same period last year. This decrease primarily was due to the purchase accounting impact of the BOSS acquisition and unfavorable currency exchange rates, somewhat offset by favorable segment mix.

Selling, general and administrative (SG&A) expense as a percent of sales for the first quarter was 26.2 percent, a decrease of 140 basis points from the same period last year. This decrease was due to lower expense as a percent of sales across various expense categories, including warranty, warehousing, administrative and incentive expenses.

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First quarter operating earnings as a percent of sales were 9.4 percent, compared to 9.1 percent for the same period last year.

First quarter interest expense was $4.7 million, up $1 million from the same period last year, primarily due to the additional long-term debt issued in connection with the BOSS acquisition.

The effective tax rate for the first quarter was 26.3 percent, compared to 33.2 percent in the same period last year, primarily due to the retroactive reenactment of the domestic research tax credit for calendar year 2014.

Accounts receivable at the end of the first quarter totaled $205.3 million, up 2.7 percent from the same period last year. Net inventories were $364.4 million, up 19.5 percent from the same period last year. Trade payables were $195.6 million, up 1.5 percent from the same period last year.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions. With sales of $2.2 billion in fiscal 2014, Toro’s global presence extends to more than 90 countries.  Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields. For more information, visit www.thetorocompany.com.

LIVE CONFERENCE CALL

February 19, 2015 at 10:00 a.m. CST

www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on February 19, 2015. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins, resulting from the U.S. West Coast port situation or otherwise; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international operations and markets, including political, economic and/or social instability and tax policies in the countries in which we manufacture or sell our products; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions, including the recent acquisition of the BOSS® professional snow and ice management business; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, Tier 4 emissions requirements, conflict mineral disclosure, taxation, healthcare, and environmental, health and safety matters; unforeseen product

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quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements made herein to reflect events or circumstances after the date hereof.

(Financial tables follow)

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THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings (Unaudited)

(Dollars and shares in thousands, except per-share data)

	Three Months Ended
	January 30, 2015	January 31, 2014
Net sales	$474,211	$445,981
Gross profit	168,999	163,514
Gross profit percent	35.6%	36.7%
Selling, general, and administrative expense	124,577	122,916
Operating earnings	44,422	40,598
Interest expense	(4,716)	(3,753)
Other income, net	2,267	1,910
Earnings before income taxes	41,973	38,755
Provision for income taxes	11,023	12,886
Net earnings	$30,950	$25,869

Basic net earnings per share	$0.55	$0.45

Diluted net earnings per share	$0.54	$0.44

Weighted average number of shares of common stock outstanding — Basic	56,043	57,020

Weighted average number of shares of common stock outstanding — Diluted	57,242	58,306

Segment Data (Unaudited)

(Dollars in thousands)

	Three Months Ended
Segment Net Sales	January 30, 2015	January 31, 2014
Professional	$339,706	$295,468
Residential	134,743	147,570
Other	(238)	2,943
Total*	$474,211	$445,981

* Includes international sales of	$142,901	$151,263

	Three Months Ended
Segment Earnings (Loss) Before Income Taxes	January 30, 2015	January 31, 2014
Professional	$55,659	$47,463
Residential	13,727	18,134
Other	(27,413)	(26,842)
Total	$41,973	$38,755

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	January 30, 2015	January 31, 2014
ASSETS
Cash and cash equivalents	$82,914	$104,025
Receivables, net	205,287	199,829
Inventories, net	364,390	304,921
Prepaid expenses and other current assets	41,084	35,507
Deferred income taxes	40,414	38,590
Total current assets	734,089	682,872

Property, plant, and equipment, net	214,783	189,186
Deferred income taxes	25,629	25,776
Goodwill and other assets, net	347,667	141,761
Total assets	$1,322,168	$1,039,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$20,340	$140
Short-term debt	47,000	—
Accounts payable	195,569	192,727
Accrued liabilities	245,299	250,560
Total current liabilities	508,208	443,427

Long-term debt, less current portion	364,662	223,839
Deferred revenue	10,812	10,513
Deferred income taxes	—	5,969
Other long-term liabilities	24,646	14,407
Stockholders’ equity	413,840	341,440
Total liabilities and stockholders’ equity	$1,322,168	$1,039,595

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Three Months Ended
	January 30, 2015	January 31, 2014
Cash flows from operating activities:
Net earnings	$30,950	$25,869
Adjustments to reconcile net earnings to net cash used in operating activities:
Noncash income from finance affiliate	(1,460)	(1,266)
Provision for depreciation and amortization	14,849	13,285
Stock-based compensation expense	2,684	2,541
(Increase) decrease in deferred income taxes	(152)	3,231
Other	(21)	5
Changes in operating assets and liabilities, net of effect of acquisitions:
Receivables, net	(50,390)	(44,118)
Inventories, net	(80,283)	(66,825)
Prepaid expenses and other assets	(4,745)	(4,705)
Accounts payable, accrued liabilities, deferred revenue, and other long-term liabilities	65,177	59,389
Net cash used in operating activities	(23,391)	(12,594)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(10,099)	(18,085)
Proceeds from asset disposals	23	28
Contributions to finance affiliate, net	(385)	(1,404)
Acquisitions, net of cash acquired	(197,782)	(715)
Net cash used in investing activities	(208,243)	(20,176)

Cash flows from financing activities:
Increase in (repayments of) short-term debt	25,717	(849)
(Repayments of) increase in long-term debt	(130)	30
Excess tax benefits from stock-based awards	3,140	5,527
Proceeds from exercise of stock options	2,379	3,076
Purchases of Toro common stock	(14,678)	(42,013)
Dividends paid on Toro common stock	(14,014)	(11,381)
Net cash provided by (used in) financing activities	2,414	(45,610)

Effect of exchange rates on cash and cash equivalents	(2,739)	(588)

Net decrease in cash and cash equivalents	(231,959)	(78,968)
Cash and cash equivalents as of the beginning of the fiscal period	314,873	182,993

Cash and cash equivalents as of the end of the fiscal period	$82,914	$104,025